UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(RULE 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 Check the appropriate box:

[  ] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

[X] Definitive Information Statement

HYBRID COATING TECHNOLOGIES INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Not Applicable
(2)	Aggregate number of securities to which transaction applies: Not Applicable
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable

(4)	Proposed maximum aggregate value of transaction: Not Applicable
(5)	Total fee paid: Not Applicable

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing:

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HYBRID COATING TECHNOLOGIES INC.
950 John Daly Blvd., Suite 260,
Daly City, CA 94015
January 23, 2017

Dear Stockholder:

            This Information Statement is furnished to holders of shares of common stock, par value $0.001 per share (the "Common Stock"), of Hybrid Coating Technologies Inc. (the "Company"). Our Board of Directors approved on January 9, 2017, and recommended the approval by our stockholders, of the following corporate actions (“Corporate Action”):

1.	To approve the increase in authorized share capital to 25,000,000,000 shares of common stock (“Common stock”) (the “Common Stock Authorized Share Capital Increase”);

2.	To approve the increase in authorized share capital to 55,000,000 shares of Series B Preferred Stock (the “Series B Authorized Share Capital Increase”);

Certain of our stockholders, holding a majority of our voting power on January 10, 2017 (the “Record Date”), approved the Corporate Action by written consent in lieu of a special meeting of stockholders.

This enclosed Information Statement is first being sent to stockholders on or about January 23, 2017 (the “Mailing Date”). As a matter of regulatory compliance, we are sending to you this Information Statement which describes the purpose and provisions of the contemplated Corporate Action. You are not being asked to take any action with respect to the Corporate Action.

For the Board of Directors of
HYBRID COATING TECHNOLOGIES INC.

By:	/s/: Joseph Kristul
Joseph Kristul
President and CEO

HYBRID COATING TECHNOLOGIES INC.
950 John Daly Blvd., Suite 260,
Daly City, CA 94015
January 23, 2017

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS
REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

We are sending you this Information Statement to inform you of the adoption of the Corporate Action amendment to the Company's Articles of Incorporation (the "Amendment"), on January 12, 2017, by a vote of stockholders holding a majority of the Company's voting power. The purpose of this Information Statement is to provide notice that the Company’s majority stockholders, holding an aggregate of 1,706,002,094 votes, representing 51.96% of the voting power of the Company as of the Record Date, executed a written consent authorizing and approving the following corporate actions (the “Corporate Action”):

1.	The Common Stock Authorized Share Capital Increase;
2.	The Series B Authorized Share Capital Increase;

The Certificate of Amendment to the Company’s Articles of Incorporation is attached hereto as Exhibit A.

The adoption of the foregoing Corporate Actions will become effective 20 calendar days after the mailing of this Information Statement. The Board of Directors is not soliciting your proxy in connection with the adoption of these Corporate Actions and proxies are not being requested from stockholders.

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Nevada Revised Statutes. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters' rights with respect to the receipt of the written consents, and no dissenters' rights under the Nevada Revised Statutes are afforded to the Company's stockholders as a result of the adoption of this Corporate Actions.

Expenses in connection with the distribution of this Information Statement, will be paid by the Company.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to amend and restate the current Articles of Incorporation of the Company under the Nevada Revised Statutes ("NRS") requires the affirmative vote of the holders of a majority of the voting power of the Company.

Section 78.320 of the NRS provides, in substance, that, unless the Company's Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. Under the applicable provisions of the NRS, this action is effective when written consents from holders of record of a majority of the outstanding voting power are executed and delivered to the Company.

In accordance with the NRS, the affirmative vote on the Corporate Action of at least a majority of the outstanding voting power has been obtained. As a result, no vote or proxy is required by the stockholders to approve the Corporate Action.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), the Corporate Action cannot take effect until 20 days after this Information Statement is sent to the Company's stockholders. As mentioned earlier, the Company expects to effect the Common Stock Authorized Share Capital Increase and the Series B Preferred Stock Authorized Share Capital Increase by filing a Certificate of Amendment with the Nevada Secretary of State approximately twenty (20) days after the Mailing Date, which is anticipated to be on or about February 13, 2017.

OTHER INFORMATION REGARDING THE COMPANY

As of the record date, there were 1,708,413,189 shares of our Common Stock issued and outstanding and 3,150,000 shares of Series B Preferred Stock issued and outstanding. Each share of Common Stock is entitled to one vote, each share of Series B Preferred Stock is entitled to 500 votes. For the approval of the Common Stock Authorized Share Capital Increase and of the Series B Preferred Stock Authorized Share Capital Increase, the Company received written consents from 3 stockholders of the Company together holding 51.96% of the voting power of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of the Company’s stock owned beneficially as of the Record Date by: (i) each person (including any group) known by the Company to own more than five percent (5%) of any class of its voting securities, (ii) each of the Company’s directors and each of its named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock	Percentage of Series B Preferred Stock	Percentage of Voting Capital (2)
DIRECTORS AND OFFICERS
Common Stock	Joseph Kristul Director CEO, President	13,703 Direct 500 (1) Indirect	0.001% -------	----	0.00042% -------
Common Stock	Darin Nellis Secretary	34,946 Direct	0.002%	----	0.001%
Common Stock	Alex Trossman Director	313 Direct	-------	----	------
Common Stock	All Officers and Directors as a Group (3 persons)	49,462	0.003%	-----	0.00142%
5% STOCKHOLDERS
Common Stock Series B Preferred Stock	Nanotech Industries Inc.	40,566 Direct 3,150,000 Direct	0.002%	100%	0.00124% 47.97% Total: 47.97124%

Notes

(1)	Represents 500 shares owned by Mr. Kristul’s wife, Maria Kristul.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth all compensation awarded to, paid to or earned by the Registrant’s President, Chief Executive Officer and Chief Financial Officer, and by the Secretary and Director of Sales and Marketing for the fiscal year of the Company indicated.

						Nonequity	Nonqualified

Name and						Incentive	Deferred	All
Principal				Stock	Option	Plan	Compensation	Other
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)

Joseph Kristul Director, President, Chief Executive Officer and Chief Financial Officer	2015	0	0	$0	48,600	0	0	0	48,600

Darin Nellis, Secretary, Director of Sales and Marketing	2015	0	0	43,434, 0		0	0	0	43,434

Compensation of Executive Officers

Mr. Kristul received 6,000,000 warrants for a fair value of $48,600 in 2015, Mr. Nellis received 5,246,069 shares of Common Stock for fair value of $43,434 included in stock based compensation.

Compensation of Directors

The Company has not compensated our directors for service on the board of directors.

Employment Agreements

The Company has not entered into any employment agreements with our executive officers or other employees to date.

Long-Term Incentive Plans

The Company currently has no long-term incentive plans.

Grants of Plan-Based Awards

No plan-based awards were granted to any of our named executive officers during the fiscal year ended December 31, 2015 or since December 31, 2015.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2015, Joseph Kristul held 480,000 warrants expiring March 14, 2018 and 6,000,000 warrants expiring June 15, 2020.

Option Exercises and Stock Vested

No options to purchase our capital stock were exercised by any of our named executive officers, nor was any restricted stock held by such executive officers vested during the fiscal year ended December 31, 2015.

Pension Benefits

No named executive officers received or held pension benefits during the fiscal year ended December 31, 2015 or since December 31, 2015.

Nonqualified Deferred Compensation

No nonqualified deferred compensation was offered or issued to any named executive officer during the fiscal year ended December 31, 2015.

PROPOSAL NUMBER ONE

APPROVAL OF INCREASE OF COMMON STOCK AUTHORIZED SHARE CAPITAL

            The Board of Directors believes that the Common Stock Authorized Share Capital Increase would give it flexibility, without further stockholder action, to issue shares of common stock for purposes including equity financings, as well as share issuances upon the exercise of convertible securities. in light of the current market price and trading activity of the common shares of the Company and the rights of certain holders of convertible securities to convert at a price contingent upon market price. The Board of Directors has determined that it is in the best interest of the Company to increase the authorized number of common shares in order to meet the obligations of the Company.

            At the present time, the Board has not made any specific plan with respect to the shares of Common Stock that will be available for issuance after the Common Stock Authorized Share Capital Increase.

PROPOSAL NUMBER TWO

APPROVAL OF INCREASE OF SERIES B AUTHORIZED SHARE CAPITAL

            The Board of Directors believes that the Series B Authorized Share Capital Increase would give it flexibility in connection with future transactional and corporate activity including issuances as part or all of the consideration required to be paid by the Company for potential licenses and exclusivity thereof, in furtherance of its business growth and development.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

Effective Time

The Corporate Action described above will automatically be effective, and may be implemented by the Company, 20 days after the date that this Information Statement is mailed to the stockholders of the Company.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO THE MATTERS TO BE ACTED UPON

No director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the amendment to the Certificate of Incorporation referenced herein which is not shared by the majority of the stockholders.

OTHER MATTERS

If you and others who share your mailing address own Common Stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. This practice, known as "householding" is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Information Statement has been sent to your address. Each stockholder will continue to receive a separate notice.

If you would like to receive an individual copy of this Information Statement, we will promptly send a copy to you upon request by mail to the Company at 950 John Daly Blvd., Suite 260, Daly City, CA 94015, or by calling (650) 491-3449. This document is also available in digital form for download or review by visiting the website of the Securities and Exchange Commission at www.sec.gov.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Copies of these reports, proxy statements and other information can be obtained at the SEC's public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC's website at http://www.sec.gov.

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Report on Form 10-Q and 10Q/A for the quarter ended March 31, 2016;
2.	Quarterly Report on Form 10-Q and 10Q/A for the quarter ended June 30, 2016; Quarterly Report on Form 10-Q and 10Q/A for the quarter ended September 30, 2016; and
3.	Annual Report on Form 10-K and 10K/A for the year ended December 31, 2015.

SIGNATURE

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

BY ORDER OF THE BOARD OF DIRECTORS

HYBRID COATING TECHNOLOGIES INC.

By:	/s/: Joseph Kristul
Joseph Krisul
President and CEO

EXHIBIT A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION FOR PROFIT NEVADA CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The Articles of Incorporation of Hybrid Coating Technologies Inc. are amended as follows:

1.        The first paragraph of Article 4 of the Articles of Incorporation has been replaced and shall hence forth with read as follows:

“Fourth. That the aggregate number of shares which this Corporation shall have the authority to issue is five billion (25,056,000,000) shares, consisting of: (i) twenty-five billion (25,00,000,000) shares of Common stock with a par value of one tenth of one cent ($0.001) per share, (ii) one million (1,000,000) shares of Series A Preferred Stock with a par value of one tenth of one cent ($0.001) per share, and (iii) fifty-five million (55,000,000) shares of Series B Preferred Stock with a par value of one tenth of one cent ($0.001) per share. A description of the relative rights, voting power, preferences granted to, and restrictions imposed on each series of Preferred Stock are as set forth in this Article 4.

2.        The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 51.96%

3.	Signatures:	HYBRID COATING TECHNOLOGIES INC.

By: _________________
Joseph Kristul,
President and CEO

__________, 2017